                                                                    EXHIBIT 99.2

                   [CONCENTRA MANAGED CARE, INC. LETTERHEAD]

                                                           FOR IMMEDIATE RELEASE

CONTACT:  Joseph F. Pesce
          Chief Financial Officer
          (617) 367-2163, EXT. 5101


           CONCENTRA MANAGED CARE, INC. ANNOUNCES FOURTH-QUARTER AND
                       YEAR END 1997 FINANCIAL RESULTS

     REVENUES UP 36%; OPERATING INCOME INCREASES 73%; AND NET INCOME RISES
                     50% OVER THE FOURTH QUARTER LAST YEAR


     BOSTON, Massachusetts (January 29, 1998) - Concentra Managed Care, Inc. (Nasdaq/NM: CCMC) today announced that revenues for the fourth quarter ended December 31, 1997, increased 36% to $123,726,000 compared with revenues of $91,310,000 for the three months ended December 31, 1996. Operating income for the fourth quarter of 1997 increased 73% to $14,984,000 from $8,685,000 for the same period last year.

     Net income for the three months ended December 31, 1997, rose 50% to $7,587,000, or $0.19 per share, compared with $5,043,000, or $0.13 per share, for the same period last year after a non-recurring charge of $964,000 (or $0.02 per share) taken in the fourth quarter of 1996.

     For the twelve months ended December 31, 1997, revenues increased 31% to $458,952,000 compared with revenues of $349,687,000 for the same period last year. In addition, operating income for the twelve months of 1997 grew 61% to $60,048,000 from $37,208,000 for the same period last year. Net income increased 51% to $31,875,000, or $0.82 per share, compared with $21,134,000, or $0.57 per share, for the same period last year.

     The 1997 results do not include a non-recurring charge of $38,625,000 ($29,040,000 after tax or $0.74 per share), taken in the third quarter of 1997 for fees, expenses and restructuring charges associated with the merger of CRA Managed Care, Inc., and OccuSystems to form Concentra Managed Care, Inc.

     "Our end of the year performance really sends a strong message about the value of our August merger," says Donald J. Larson, chairman and chief executive officer. "The strong sales performance and our unparalleled ability to manage the entire episode of care, utilizing our workers' compensation, auto, disability and group health product offerings make us the strategic choice in the marketplace. The recent appointment of Dan Thomas as president and chief operating officer solidifies our strong management team and positions us for continued success in 1998."

     This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the company's operations, and interruption in its data processing capabilities, operational, financing and strategic risks related to the Company's growth strategy, possible fluctuations in quarterly and annual operations, and interruption in its data processing capabilities, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's Securities and Exchange Commission filings.

     Concentra Managed Care is the nation's first fully integrated managed care company focused on workers' compensation cost containment. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. The company has 123 field case management offices, with approximately 1,350 field case managers who provide medical management and return to work services in 49 states, the District of Columbia, and Canada. The company also has 83 service locations that provide specialized cost containment services including utilization management, telephonic case management, and retrospective bill review. Under the name Concentra Medical Centers, the Company operates the nation's largest network of occupational healthcare centers, currently managing the practices of 252 physicians located in 140 centers in 37 markets in 20 states.

                           CONCENTRA MANAGED CARE, INC.
                       STATEMENTS OF OPERATIONS (UNAUDITED)


                                            THREE MONTHS ENDED                YEAR ENDED
                                               DECEMBER 31,                  DECEMBER 31,
                                        --------------------------   ---------------------------
                                            1997           1996          1997           1996
                                        ------------   -----------   ------------   ------------
REVENUES                                $123,726,000   $91,310,000   $458,952,000   $349,687,000

COST OF SERVICES                          97,830,000    72,922,000    357,431,000    277,839,000
                                        ------------   -----------   ------------   ------------

    GROSS PROFIT                          25,896,000    18,388,000    101,521,000     71,848,000

GENERAL AND ADMINISTRATIVE EXPENSES        9,321,000     7,678,000     36,224,000     30,234,000

AMORTIZATION OF INTANGIBLES                1,591,000     1,061,000      5,249,000      3,422,000

NON-RECURRING CHARGE                               -       964,000     38,625,000        964,000
                                        ------------   -----------   ------------   ------------

    OPERATING INCOME                      14,984,000     8,685,000     21,423,000     37,208,000

INTEREST AND OTHER EXPENSE, NET            2,547,000       559,000      7,739,000      2,808,000
                                        ------------   -----------   ------------   ------------

   INCOME BEFORE INCOME TAXES             12,437,000     8,126,000     13,684,000     34,400,000

PROVISION FOR INCOME TAXES                 4,850,000     3,083,000     10,849,000     13,266,000
                                        ------------   -----------   ------------   ------------

NET INCOME                              $  7,587,000   $ 5,043,000   $  2,835,000   $ 21,134,000
                                        ------------   -----------   ------------   ------------
                                        ------------   -----------   ------------   ------------



EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE:

    BASIC                                      $0.20         $0.14          $0.07          $0.59
                                        ------------   -----------   ------------   ------------
                                        ------------   -----------   ------------   ------------

    DILUTED                                    $0.19         $0.13          $0.07          $0.57
                                        ------------   -----------   ------------   ------------
                                        ------------   -----------   ------------   ------------



WEIGHTED AVERAGE SHARES OUTSTANDING:

    BASIC                                 38,495,000    37,258,000     37,924,000     35,561,000
                                        ------------   -----------   ------------   ------------
                                        ------------   -----------   ------------   ------------

    DILUTED                               39,730,000    38,548,000     39,029,000     37,293,000
                                        ------------   -----------   ------------   ------------
                                        ------------   -----------   ------------   ------------

     The Financial Accounting Standards Board issued Statement of Accounting Standards No. 128 ("SFAS 128"), Earnings Per Share which supersedes Accounting Opinion Bulletin No. 15. SFAS 128 establishes new accounting standards for the presentation of earnings per share whereby primary earnings per share is replaced with "Basic Earnings Per Share" and fully diluted earnings per share is now called "Diluted Earnings Per Share." Under SFAS 128, Basic Earnings Per Share is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding and Diluted Earnings Per Share computes the effect of all other outstanding common stock equivalents under the treasury stock method. SFAS 128 is effective for quarterly and annual periods ending after December 15, 1997.